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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 30, 2004

Date of Report (date of earliest event reported)

COMMUNITY HEALTH SYSTEMS, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-15925 (Commission File Number)	13-3893191 (I.R.S. Employer Identification No.)
155 Franklin Road, Suite 400 Brentwood, Tennessee 37027 (Address of principal executive offices) Registrant's telephone number, including area code: (615) 373-9600

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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/    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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/    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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/    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240 .14d-2(b))

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/    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

ITEM 1.02.    Termination of a Material Definitive Agreement.

        On November 10, 2004, Community Health Systems, Inc. (the "Company") delivered to Broadlane, Inc. ("Broadlane"), a notice of termination (the "Letter") pursuant to Section 2 of the Tenet BuyPower Group Purchasing Affiliation Agreement dated June 13, 1997, as amended (the "Agreement"), between Broadlane (successor-in-interest to Tenet Healthcare Systems) and CHS/Community Health Systems, Inc. Broadlane is a group purchasing organization in which the Company has a minority interest. The Agreement provides that Broadlane will assist the Company in purchasing various medical goods and services. The Agreement has a term of eight years ending on March 15, 2005, subject to automatic renewal for successive one year terms unless either party terminates the Agreement on specified notice pursuant to Section 2 thereof.

        The Letter provided timely notice pursuant to Section 2 of the Agreement to terminate the Agreement on March 15, 2005. The Company delivered the Letter in order to reserve its right to terminate the Agreement while at the same time assess whether the Company could obtain more favorable pricing terms from other medical goods and services suppliers, including another group purchasing organization. Subsequent to the delivery of the Letter, the Company determined to definitively terminate the Agreement.

        While the Company believes that it may obtain more favorable pricing from other medical goods and services suppliers, including another group purchasing organization, the Company cannot give any assurance that it will be able to achieve such result. In addition, to the extent that the Company cannot achieve more favorable pricing from other medical goods and services suppliers, the Company could incur higher costs for medical goods and services.

ITEM 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        In light of the fact that affiliates of Forstmann Little & Co. ("Forstmann Little") no longer own any shares of common stock of the Company, J. Anthony Forstmann, Theodore J. Forstmann, Sandra J. Horbach, and Thomas H. Lister (all of whom are affiliated with Forstmann Little) have submitted to the Company resignations from the Company's board of directors effective December 13, 2004. Replacements for such directors have not yet been identified.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 30, 2004	COMMUNITY HEALTH SYSTEMS, INC. (Registrant)
	By:	/s/ Wayne T. Smith Wayne T. Smith Chairman of the Board, President and Chief Executive Officer (principal executive officer)
	By:	/s/ W. Larry Cash W. Larry Cash Executive Vice President, Chief Financial Officer and Director (principal financial officer)

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SIGNATURES